Exhibit 10.1

Execution Copy

AMENDMENT NO. 9

TO

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 9 (this “Amendment”) is executed on February 24, 2026, by and among MANHATTAN BRIDGE CAPITAL, INC., a New York corporation (“Borrower”; and collectively with any Person who is or hereafter becomes a party to the Credit Agreement (as defined below) as a borrower or a guarantor, each a “Loan Party” and collectively, the “Loan Parties”), the Lenders (as defined below) signatory hereto, the Guarantors signatory hereto, and WEBSTER BANK, NATIONAL ASSOCIATION (“Webster”), individually, as a Lender hereunder and as agent for itself and each other Lender (Webster, acting in such agency capacity, the “Agent”).

BACKGROUND

Loan Parties, the financial institutions who are or hereafter become parties thereto as lenders (collectively, the “Lenders” and each individually, a “Lender”), and Agent are parties to an Amended and Restated Credit and Security Agreement, dated as of August 8, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Agent and Lenders provide Loan Parties with certain financial accommodations.

Loan Parties have requested that Agent and Lenders make certain amendments to the Credit Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

2. Amendment to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

(a) The first sentence of Section 14.1 is hereby amended to read in its entirety as follows:

“This Agreement, which shall inure to the benefit of and shall be binding upon, the respective successors and permitted assigns of each Loan Party, Agent and Lenders, shall become effective on the Closing Date and shall continue in full force and effect until March 31, 2026 (the “Term”) unless sooner terminated as herein provided.”

(b) Subsections (A), (B) and (C) of Section 17.6 are hereby amended in their entirety to read as follows:

“(A) If to Agent at:	Webster Bank, National Association
360 Lexington Avenue
New York, New York 10017
	Attention:	Account Executive – Manhattan Bridge Capital, Inc.
Fax:
Email:

with a copy to:	Thompson Coburn LLP
488 Madison Avenue
New York, New York 10022
	Attention:	Daniel D. Batterman, Esq.
Fax:
Email:

(B) If to any Lender other than Agent, as specified on Schedule 1.1

(C) If to Borrower Representative

or any Loan Party, at:	c/o Manhattan Bridge Capital, Inc.
60 Cutter Mill Road, Suite 205 Great Neck, NY 11201
	Attention:	Assaf Ran, CEO
Fax:
Email:

with a copy to:	Sullivan & Worcester LLP
1 Post Office Square
Boston, MA, 02109
Attention:
Email:

(c) Schedule 1.1 is hereby amended in its entirety to read as set forth on Schedule 1.1 attached to this Amendment.

3. Departing Lender. On the Amendment No. 9 Effective Date (as hereafter defined), the Borrowers shall pay (and the Borrowers hereby irrevocably authorize the Agent to pay on their behalf) to Mizrahi Tefahot Bank Ltd. (“Departing Lender”) all principal, interest, fees and other Obligations (other than contingent payment obligations for which no demand for payment has been made) then outstanding to Departing Lender, as calculated by the Agent in accordance with the Credit Agreement (such amount, the “Payoff Amount”). Each of the parties hereto agrees that, upon Departing Lender’s receipt of the Payoff Amount on the Amendment No. 9 Effective Date, (a) Departing Lender shall be deemed to have terminated its “Commitment” and “Revolving Commitment” under the Credit Agreement and all related rights and benefits (other than those rights and benefits that expressly survive the termination of the Credit Agreement and the Other Documents pursuant to their terms), obligations, liabilities and indemnities of Departing Lender under and in connection with the Credit Agreement and the Other Documents, such that, from and after the Amendment No. 9 Effective Date, Departing Lender shall have no right or obligation to make any loans or other financial accommodations to Borrowers, (b) Departing Lender shall cease to be a “Lender” under the Credit Agreement, (c) Departing Lender shall cease to have any participation interest or other interest in any Letters of Credit, and (d) Departing Lender shall have no rights or interests (other than those rights and interests that expressly survive the termination of the Credit Agreement and the Other Documents pursuant to their terms) whatsoever in, to or under the Credit Agreement or Other Documents or any Obligations thereunder (and any promissory note issued to Departing Lender shall be deemed paid in full and cancelled). The Departing Lender is executing this Amendment for the sole purpose of evidencing its agreement to this Section 3 only and for no other purpose.

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4. Conditions of Effectiveness. This Amendment shall become effective (such date, the “Amendment No. 9 Effective Date”) upon Agent’s receipt of:

(a) a copy of this Amendment duly executed and delivered by Lenders, Departing Lender each Loan Party, MBC II Subsidiary, and Personal Guarantor (defined below) with one original executed copy of this Amendment to be promptly delivered by Loan Parties to Agent, in form and substance satisfactory to Agent;

(b) a Second Amended Restated Revolving Credit Note in the original principal amount of $22,500,000 duly executed by Borrower; and

(c) such other documents, instruments and agreements as Agent or its counsel may require.

5. Representations and Warranties. Each Loan Party hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, each Loan Party hereby reaffirms all covenants, representations and warranties made in the Credit Agreement as amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) No Loan Party has any defense, counterclaim or offset with respect to the Credit Agreement or any Other Document to which it is a party.

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6. Effect on the Credit Agreement.

(a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Amendment,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall be an Other Document for all purposes under the Credit Agreement.

(b) Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7. Release. Each of the Loan Parties on behalf of itself and its successors, assigns, and other legal representatives, and Personal Guarantor on behalf of himself and his successors, assigns, and other legal representatives (collectively, the “Releasing Parties”), hereby, (a) jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and each of their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Agent and Lenders and all such other parties being hereinafter referred to collectively as the “Released Parties” and individually as a “Released Party”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, whether liquidated or unliquidated, matured or unmatured, asserted or unasserted, fixed or contingent, foreseen or unforeseen and anticipated or unanticipated, which each of the Loan Parties and Personal Guarantor, or any of their respective successors, assigns, or other legal representatives and their successors and assigns may now or hereafter own, hold, have or claim to have against the Released Parties or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in relation to, or in any way in connection with the Credit Agreement, as amended and supplemented through the date hereof, the Personal Guaranty, this Amendment, the Other Documents; (b) understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release; (c) agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above and nothing contained herein shall constitute an admission of liability with respect to any Claim on the part of any Released Party; and (d) jointly and severally, absolutely, unconditionally and irrevocably, covenants and agrees with each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any Claim released, remised and discharged by any of the Loan Parties or Personal Guarantor pursuant to this Paragraph 7. If any Releasing Party violates the foregoing covenant, Releasing Parties, jointly and severally, agree to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Released Party as a result of such violation.

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8. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by .pdf or electronic transmission shall be deemed to be an original signature hereto.

11. Reaffirmation by Guarantors. Assaf Ran (the “Personal Guarantor”) and MBC II Subsidiary each hereby reaffirm that all of the Obligations of Loan Parties under the Credit Agreement as amended by this Amendment are irrevocably guaranteed by (i) Personal Guarantor in accordance with the terms and conditions of the Second Amended and Restated Guaranty, dated as of January 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) in favor of Agent for the ratable benefit of Lenders and (ii) MBC II Subsidiary in accordance with the terms and conditions of the MBC II Guaranty, in each case, in favor of Agent for the ratable benefit of Lenders.

12. Severability. In case of one or more of the provisions contained in this Amendment shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BORROWER:

MANHATTAN BRIDGE CAPITAL, INC.

By:	/s/ Assaf Ran
Name:	Assaf Ran
Title:	CEO

[Signature Page to Amendment No. 9]

ACKNOWLEDGED AND AGREED TO BY: GUARANTORS:

By:	/s/ Assaf Ran
Name:	Assaf Ran

MBC FUNDING II CORP

By:	/s/ Assaf Ran
Name:	Assaf Ran
Title:	CEO

[Signature Page to Amendment No. 9]

WEBSTER BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:	/s/ Leo Goldstein
Name:	Leo Goldstein
Title:	Director

[Signature Page to Amendment No. 9]

FLUSHING BANK, as a Lender

By:	/s/ Jacqueline Yu
Name:	Jacqueline Yu
Title:	Vice President

[Signature Page to Amendment No. 9]

MIZRAHI TEFAHOT BANK LTD., as
Departing Lender

By:	/s/ Gerry B. Perez
Name:	Gerry B. Perez
Title:	Senior Vice President, CCO

By:	/s/ Michal Poran
Name:	Michal Poran
Title:	SUP, COO

[Signature Page to Amendment No. 9]

Schedule 1.1

Lender Party	Revolving Commitment	Revolving Commitment Percentage

Webster Bank Address:	$22,500,000	69.2308%
360 Lexington Avenue New York, NY 10017 Attention: Account Executive, Manhattan Bridge Capital, Inc.

Flushing Bank Address:	$10,000,000	30.7692%
220 RXR Plaza Uniondale, NY 11556 Attention: Jacqueline Yu

Total:	$32,500,000	100%

Schedule 1.1